EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-130294 on Form S-3 of our report dated March 30, 2006, relating to the consolidated financial statements of CECO Environmental Corp., as of December 31, 2005 and for the year then ended, appearing in the Annual Report on Form 10-K of CECO Environmental Corp. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/    BATTELLE & BATTELLE LLP

Dayton, Ohio

March 30, 2006